     As filed with the Securities and Exchange Commission on May 23, 1997

                                                      Registration No. 333-_____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------

                      GLENBOROUGH REALTY TRUST INCORPORATED
             (Exact name of Registrant as specified in its charter)
                 ----------------------------------------------

        MARYLAND                                                 94-3211970
        --------                                                 ----------
(State of Other Jurisdiction                                  (I.R.S. Employer
of Incorporation of Organization)                            Identification No.)

        400 SOUTH EL CAMINO REAL, 11TH FLOOR, SAN MATEO, CALIFORNIA 94402
                    (Address of Principal Executive Offices)

                            1996 STOCK INCENTIVE PLAN
                              (Full Title of Plan)
                 ----------------------------------------------

                              FRANK E. AUSTIN, ESQ.
                              SENIOR VICE PRESIDENT
                      GLENBOROUGH REALTY TRUST INCORPORATED
                      400 SOUTH EL CAMINO REAL, 11TH FLOOR
                           SAN MATEO, CALIFORNIA 94402
                     (Name and Address of Agent for Service)

                                 (415) 343-9300
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                            STEVEN J. SCHRADER, ESQ.
                             JUSTIN L. BASTIAN, ESQ.
                             MORRISON & FOERSTER LLP
                               755 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1018
                                 (415) 813-5600
               --------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                            Proposed           Proposed           Proposed
                           Amount            Maximum            Maximum           Amount of
Title of Securities        to be         Offering Price        Aggregate        Registration
to be Registered       Registered(1)      Per Share(2)         Offering              Fee
                                                               Price(2)
--------------------- ----------------- ------------------ ------------------ ------------------
Common Stock, $.001
par value per share      2,000,000          $21.00            $42,000,000        $12,728

================================================================================

(1) Plus such indeterminate number of shares as may be issued resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $21.00 per share, which was the average of the high and low prices of the shares of Common Stock on the New York Stock Exchange on May 20, 1997.

===============================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Certain Documents by Reference.

               There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed by Glenborough Realty Trust Incorporated (the "Company") with the Securities and Exchange Commission (the "Commission"):

               1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

               2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

               3. The Company's Current Reports on Form 8-K filed with the Commission on February 5, 1997, March 19, 1997, April 23, 1997, April 24, 1997, April 25, 1997 and May 2, 1997, respectively;

               4. The Company's Current Reports on Form 8-K/A, filed with the Commission on February 24, 1997 and May 14, 1997; and

               5. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A (File No. 1-14162).

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.        Description of Securities.

               Not applicable.

Item 5.        Interests of Named Experts and Counsel.

               Not applicable.

Item 6.        Indemnification of Directors and Officers.

               The Maryland General Corporation Law (the "Maryland GCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for (i) actual receipt of an improper benefit or profit in money, property or services or

(ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which limits such liability to the maximum extent permitted by the Maryland GCL.

               The Charter authorizes the Company to obligate itself to indemnify its present and former officers and directors and to pay or reimburse reasonable expenses for those individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by the laws of Maryland. The Bylaws of the Company obligate it to indemnify and advance expenses to present, former and proposed directors and officers to the maximum extent permitted by Maryland law. The Maryland GCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had a reasonable cause to believe that the act or omission was unlawful. However, a corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the Maryland GCL requires the Company, as conditions to advancing expenses, to obtain (i) a written affirmation by the director or officer that the director or officer believes in good faith he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the applicable Bylaws and (ii) a written statement by or on behalf of the officer or director promising to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Bylaws of the Company also permit the Company to provide indemnification and to advance expenses to a present or former director or officer who served as a predecessor of the Company in that capacity, and to any employee or agent of the Company, or a predecessor of the Company. Finally, the Maryland GCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful on the merits, or otherwise, in the defense of any proceeding to which the director or officer became a party by reason of service in that capacity.

               The Company has entered into indemnification agreements with each of its directors and executive officers to provide them with indemnification to the full extent permitted by the Charter and Bylaws of Company.

               The Company has obtained an insurance policy to provide liability coverage for directors and officers of the Company.

Item 7.        Exemption from Registration Claimed.

               Not applicable.

Item 8.        Exhibits.

               The exhibits set forth in the Exhibit Index herein are incorporated by reference into this Item 8.

Item 9.        Undertakings.

               (a)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                         (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Glenborough Realty Trust Incorporated, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on May 23, 1997.

                                                 GLENBOROUGH REALTY TRUST
                                                 INCORPORATED

                                                 By:  /s/ Robert Batinovich
                                                      --------------------------
                                                      Robert Batinovich
                                                      Chairman, President and
                                                      Chief Executive Officer

                                POWER OF ATTORNEY

        The undersigned hereby constitutes and appoints Robert Batinovich, Andrew Batinovich, Sandra L. Boyle and Frank E. Austin as his/her true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his/her stead, in any and all capacities, to sign on his/her behalf the Registration Statement on Form S-8 and to execute any amendments thereto (including post-effective amendments) or certificates that may be required in connection with this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, jointly and severally, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

    SIGNATURE                   TITLE                                          DATE
    ---------                   -----                                          ----

    /s/ Robert Batinovich       Chairman, President and Chief Executive         May 23, 1997
    -----------------------     Officer
        Robert Batinovich

     /s/ Andrew Batinovich      Director, Executive Vice President, Chief       May 23, 1997
     ---------------------      Operating Officer and Chief Financial
         Andrew Batinovich      Officer


    /s/ Sandra L. Boyle         Senior Vice President                           May 23, 1997
    -----------------------
        Sandra L. Boyle

    /s/ Frank E. Austin         Senior Vice President, General Counsel and      May 23, 1997
    -----------------------     Secretary
        Frank E. Austin

    /s/ Terri Garnick           Senior Vice President and Chief Accounting      May 23, 1997
    -----------------------     Officer
        Terri Garnick

    /s/ Patrick Foley           Director                                        May 23, 1997
    -----------------------
        Patrick Foley

    /s/ Richard A. Magnuson     Director                                        May 23, 1997
    -----------------------
        Richard A. Magnuson

    /s/ Laura Wallace           Director                                        May 23, 1997
    -----------------------
        Laura Wallace

                                  EXHIBIT INDEX


     EXHIBIT
     NUMBER        DESCRIPTION
     ------        -----------

     4.1*          Articles of Amendment and Restatement of Articles.

     4.2**         Bylaws of the Company.

     5.1           Opinion of Morrison & Foerster LLP.

     23.1 Consent of Arthur Andersen LLP, independent public accountants.

     23.2          Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

     24.1          Power of Attorney (included on the signature page hereto).

* Incorporated by reference to Exhibit 3.02 filed with Registrant's Registration Statement on Form S-11 (File No. 333-09411) filed on August 1, 1996.

**   Incorporated by reference to Exhibit 3.01 filed with Registrant's
Registration Statement on Form S-11 (File No. 333-09411) filed on August 1,
1996.